EXHIBIT 99.1

FOR IMMEDIATE RELEASE November 6, 2026	CONTACT: Brian Finnegan (212) 441-6877 brian.finnegan@fhlbny.com

ADAM GOLDSTEIN NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER

OF THE FEDERAL HOME LOAN BANK OF NEW YORK

- Adam Goldstein brings nearly 30 years of FHLBNY experience to his new role-

New York, NY – The Federal Home Loan Bank of New York (“FHLBNY”) announced today that its Board of Directors has named Adam Goldstein as President and Chief Executive Officer, effective November 9, 2026.  Mr. Goldstein has been with the FHLBNY since 1997, and has served as its Chief Business Officer since 2015.

“Across his career at the FHLBNY, Adam has led our efforts to serve our members, strengthen our communities, engage our stakeholders, execute on our strategy, and safeguard our cooperative,” said FHLBNY Chair Christopher P. Martin. “He has excelled as a leader, and the Board is confident in Adam as he takes on this new responsibility.  Adam will ensure the FHLBNY is always focused on our members, our communities, our people, and our mission.  The Board is also grateful to Jonathan West for his interim leadership, and knows that he and the entire management team will be strong partners for Adam as we continue to drive our institution forward.”

“For nearly 30 years, I have been part of an incredible team tasked with the vital dual purpose of delivering reliable liquidity to our region’s local lenders and serving as a consistent source of funding for the affordable housing and community investment initiatives that strengthen this region,” said Mr. Goldstein. “I am grateful for the opportunity to lead our workforce and to fulfill this critical mission, and I thank the Board for its trust in me in this new role.  I am proud to continue to work alongside my colleagues as we continue to deliver meaningful value to our members, our housing partners and the communities we all serve.”

Mr. Goldstein joined the FHLBNY in 1997 and held leadership roles in its Marketing, Sales and Business Development functions.  Since 2015, he has served as the FHLBNY’s Chief Business Officer, where he has led major business activities such as the FHLBNY’s advances and Letter of Credit programs, the creation of its Mortgage Asset Program® and the development of numerous affordable housing and community development products and programs.  Mr. Goldstein serves on the American Fintech Council and is a member of its Community Advisory Board, and is on the Advisory Board of the New York League of Independent Bankers.  He was also on the Board of Trustees and Chairman of the Finance Committee, as well as Chairman of the Audit Committee, for the Kennedy Children’s Center.  Mr. Goldstein received his bachelor’s degree from the State University of New York at Oneonta and holds an MBA in Financial Marketing from Binghamton University and postgraduate certifications from Columbia University, Cornell University, Harvard University, New York University and the New York Institute of Finance.

Jonathan West has served as Interim President and CEO of the FHLBNY since October 20, 2026.  Mr. West joined the FHLBNY in May 2015 as Senior Vice President and Chief Legal Officer, and had served as Chief of Staff/Senior Advisor since February 2026.  He will resume the Chief of Staff/Senior Advisor role effective November 9, 2026.

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Federal Home Loan Bank of New York

The Federal Home Loan Bank of New York is a Congressionally chartered, wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 11 regional, stockholder-owned banks.  As of September 30, 2026, the FHLBNY serves 337 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands.  The mission of the FHLBNY is to provide members with reliable liquidity in support of housing and local community development.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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